SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                 FORM 8-K/A



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





             Date of Report (Date of earliest event reported):
                             September 1, 1998





                         FINGERHUT COMPANIES, INC.
           (Exact name of registrant as specified in its charter)


        MINNESOTA                   1-8668               41-1396490
(State or other jurisdiction      (Commission          (I.R.S. Employer
      of incorporation)          File Number)          Identification No.)



                4400 Baker Road, Minnetonka, Minnesota 55343
            (Address of principal executive offices) (zip code)



                               (612) 932-3100
            (Registrant's telephone number, including area code)



                               Not Applicable
       (Former name or former address, if changed since last report)


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          Fingerhut Companies, Inc., a Minnesota corporation ("FCI"), hereby amends and supplements its Current Report on Form 8-K (the "Form 8-K"), originally filed on October 1, 1998, with respect to, among other things, certain actions to be taken by FCI following the spin-off of Metris Companies, Inc.

          The section of Item 5 of the Form 8-K entitled "Stock Repurchase; Non-Recurring Charge" is hereby amended to read in its entirety as follows:

          "Stock Repurchase; Certain Non-Recurring Charges

          FCI announced on September 25, 1998 that, following the Spin-Off, FCI will begin repurchasing shares with funds obtained by discontinuing its current dividend of $.04 per share per quarter. In addition, FCI will take $31 million in non-recurring charges, as detailed in the press release of FCI dated September 25, 1998, a copy of which is attached hereto as Exhibit
99.1 and is hereby incorporated by reference."

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 5, 1998

                                    FINGERHUT COMPANIES, INC.

                                      By: /s/ Michael P. Sherman
                                          Michael P. Sherman
                                          Executive Vice President,
                                          Business Development,
                                          General Counsel and Secretary